UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On February 13, 2023, Rocky Brands, Inc. (the “Company”) announced that the Board of Director of the Company has approved the appointment, effective as of March 13, 2023, of Sarah O’Connor, age 37, as Senior Vice President, Chief Financial Officer and Treasurer. In this role, Ms. O’Connor will report to the Company’s Chairman, President and Chief Executive Officer, Jason Brooks and serve as the Company’s principal financial officer and principal accounting officer Following Ms. O’Connor’s appointment, Thomas D. Robertson, the Company’s Current Chief Operating Officer, Chief Financial Officer and Treasurer, will continue to serve as Chief Operating Officer.

Since March 2021 Ms. O’Connor has served as Vice President of Financial Planning & Analysis and Treasurer at MedVet and prior to that she served as a Director since September 2016. MedVet is headquartered in Columbus, Ohio and operates 35 specialty and emergency hospitals and urgent care centers for pets in 17 states. Prior to that, she served as Treasury Lead at Columbia Pipeline Group and she has held various Finance and Treasury roles at L Brands, the former parent company to leading retail brands including Victoria’s Secret and Bath & Body Works.

Ms. O’Connor has entered into an employment agreement with the Company, which is effective as of March 13, 2023. The following description of Ms. O’Connor’s employment agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Pursuant to the terms of Ms. O’Connor’s employment agreement, Ms. O’Connor is employed at will and will receive an annual base salary of $270,000, which may be decreased up to 20%, or increased, by the Company’s Board of Directors.

Under the terms of Ms. O’Connor’s employment agreement, in the event of termination without cause, subject to her execution of a release of claims and continued compliance with the restrictive covenants described below, she will be entitled to her earned but unpaid salary and bonus, and a continued base salary for a period of six months. In the event Ms. O’Connor is employed for more than one-half the number of days in the applicable bonus period, the Company also will pay her a pro-rated bonus if she is eligible under a bonus plan based on the financial performance of the Company but which bonus plan requires she be employed beyond the date of termination to receive the bonus. Further, in the event of a change in control, if Ms. O’Connor is terminated (other than due to cause or a disability) within twelve months of the change in control or if Ms. O’Connor resigns for good reason within twelve months of the change in control, in addition to the benefits outlined in the foregoing sentences, subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, she will be entitled to COBRA coverage for six months, and all outstanding stock options and restricted stock awards issued to Ms. O’Connor will be treated as vested. In addition, in the event of Ms. O’Connor’s termination for cause or due to death or disability, or if she resigns for any reason, the Company will pay Ms. O’Connor only her earned but unpaid salary. The employment agreement also contains covenants for the benefit of the Company, including noncompetition covenants during and for six months following the term of her employment, nonsolicitation covenants during and for twelve months following the term of her employment, and protection of the Company’s confidential information.

There are no other arrangements or understandings between Ms. O’Connor and any other person pursuant to which Mr. Ms. O’Connor was appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Company. There are also no family relationships between Ms. O’Connor and any director or executive officer of the Company, and Ms. O’Connor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Other Changes to Executive Leadership Team

Effective February 13, 2023, the Company announced that Richard Simms will transition from President, Operations to the newly created position of Senior Vice President of IT, Customer Service and Operational Excellence, reporting to the Company’s Chief Operating Officer, Thomas Robertson.

Effective February 13, 2023, the Company announced that Byron Wortham will transition from President, Core Brand Sales, Marketing and Product Development to the newly created executive officer position of Senior Vice President of Georgia Boot and Durango Brands.

Item 7.01 Regulation FD Disclosure

On February 13, 2023, the Company issued a press release entitled “Rocky Brands, Inc. Names New Chief Financial Officer.” The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement, dated March 13, 2023, by and between the Company and Sarah O’Connor.*
Exhibit 99	Press Release, dated February 13, 2023, entitled “Rocky Brands, Inc. Names New Chief Financial Officer”
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

*Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) would likely be competitively harmful if publicly disclosed. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2022

Rocky Brands, Inc.

/s/ Thomas Robertson
Thomas Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer